Exhibit 99.1

NEWS RELEASE

For more information:
	Media:	Investor Relations:
	John Coulbourn	Martha Schaefer
	SeaChange International	SeaChange International
	978/897-0100 x3098	978/897-0100 x3030
	johnc@schange.com	mschaefer@schange.com

SEACHANGE INTERNATIONAL ANNOUNCES

THIRD QUARTER FISCAL 2006 RESULTS

MAYNARD, Mass. (Dec. 1, 2005) – SeaChange International, Inc. (Nasdaq: SEAC) today announced financial results for its third quarter of fiscal 2006 ended October 31, 2005. Revenues for the quarter were $35.3 million compared to revenues of $26.2 million for its second fiscal quarter ended July 31, 2005, a 35% increase. Revenues for the fiscal 2006 third quarter were 17% lower than last fiscal year’s third quarter revenues of $42.6 million. The Company recorded a net loss of $2.1 million, or $0.07 per share, for the third quarter of fiscal 2006 versus a loss of $6.6 million or $0.23 per share in its second quarter of fiscal 2006, and net income of $5.5 million, or $0.19 per diluted share, for the third quarter of fiscal 2005.

In the third quarter of fiscal 2006, total systems revenues for the quarter were $22.0 million. Video-on-Demand (VOD) systems, hardware and software revenues were $11.7 million, including $3.1 million in software revenues from the licensing of the middleware software technology the Company acquired from Liberate Technologies, Inc. in July. Revenues from advertising systems and Broadcast systems were $6.3 million and $4.0 million, respectively. Service revenues for the quarter were $13.3 million which included $1.2 million of revenues for the period from September 22, 2005 to October 31, 2005 from SeaChange’s newly acquired subsidiary, The ON Demand Group. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) in the third quarter of fiscal 2006 was a loss of $1.0 million.1

“The television industry is facing dramatic new opportunities that are changing the way programming is watched and paid for,” said Bill Styslinger, president and CEO, SeaChange International. “It is clear on-demand will play a more significant role in the distribution of all forms of television. With the most VOD systems deployed, SeaChange software and servers will play a key role in this emerging trend.

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“To take greater advantage of this opportunity, SeaChange has expanded to eight product lines that are integral to the business of on-demand television,” said Styslinger. “Already this quarter we’ve gained small but important contributions to our revenues through our acquisitions and investments. Our new Media Services line, which we established through our acquisition of The On Demand Group, represents a proven catalyst to use content to drive new opportunities. Our Middleware line, established in part through our acquisition of Liberate assets, is providing new streams of licensing revenue and strategic advantages to the development of our next-generation products. Likewise, our Network products line, established through our investment in Casa Systems, enables us to offer significant benefits in the hardware that will be required by broadband operators around the world as they upgrade their networks.

“Our advertising and broadcast lines are evolving to meet the new requirements of an on-demand business. We expect to gain new revenues from our VOD software. We are also developing new advances in server technology to maintain our leadership.”

The Company will discuss its financial results and business outlook in more detail today during its webcast conference call at 5:00 p.m. EST, which will be available live and archived at www.seachange.tv.

About SeaChange International, Inc.

SeaChange International, Inc. is a world leader in digital video systems, spanning broadcast and broadband. The Company creates powerful server and software systems that manage, store and distribute professional quality digital video. SeaChange’s innovative products are based on a scalable, distributed software architecture and standard technology components to continually deliver exponential improvements in digital video cost-performance. As a result, SeaChange enables broadband, broadcast, satellite and new media companies to streamline operations and reduce costs, allowing for expanded services, new applications and increased revenues. SeaChange is headquartered in Maynard, Massachusetts and has product development, support and sales offices throughout the world. Visit www.seachange.tv.

(1) EBITDA is a non-GAAP number that the Company defines as operating income excluding depreciation and amortization. A reconciliation of EBITDA to net income for these periods is contained in the financial schedules that accompany this release. EBITDA is an important measurement used by management to measure the cash generated from or used for operations, excluding the operating cash requirements of interest and income taxes. The Company believes that inclusion of this non-GAAP measure enhances investors’ overall understanding of the Company’s current financial performance. EBITDA should be considered, in addition to, but not a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America.

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Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements concerning expected future performance, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; a decline in demand or average selling price for the Company’s broadband products; the Company’s ability to manage its growth; the ability of the Company to integrate businesses acquired by the Company, including The ON Demand Group Limited; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation, including the Company’s current patent litigation with C-COR (as successor to nCube Corp.); content providers limiting the scope of content licensed for use in the video- on-demand market; the Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the risks associated with international sales; changes in the regulatory environment; the performance of companies in which the Company has made equity investments, including Casa Systems; the Company’s ability to hire and retain highly skilled employees; and increasing social and political turmoil.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors That May Affect our Business” in the Company’s Annual Report on Form 10-K filed with the Commission on April 15, 2005. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

MediaCluster, Axiom, and SeaChange are registered trademarks of SeaChange International, Inc.

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SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended		Nine months ended
	October 31,	October 31,	October 31,	October 31,
	2005	2004	2005	2004
Revenues	$35,321	$42,597	$93,028	$127,263
Cost of revenues	20,711	21,692	55,730	67,792

Gross profit	14,610	20,905	37,298	59,471

Operating expenses:
Research and development	8,797	7,570	25,136	21,772
Selling and marketing	4,927	4,254	14,518	12,879
General and administrative	3,712	3,280	9,894	8,517
Amortization of intangibles	798	103	1,096	190

	18,234	15,207	50,644	43,358

Income (loss) from operations	(3,624)	5,698	(13,346)	16,113
Interest income (expense), net	461	(371)	1,544	534

Income (loss) before income taxes and equity income (loss) in earnings of affiliates	(3,163)	5,327	(11,802)	16,647
Income tax (benefit) expense	(1,150)	(112)	(2,275)	4,404
Equity income (loss) in earnings of affiliates	(95)	110	283	(143)

Net income (loss)	$(2,108)	$5,549	$(9,244)	$12,100

Basic income (loss) per share	$(0.07)	$0.20	$(0.33)	$0.44

Diluted income (loss) per share	$(0.07)	$0.19	$(0.33)	$0.42

Weighted average common shares outstanding-
Basic	28,308	27,652	28,258	27,494

Diluted	28,308	29,097	28,258	28,854

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SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31,	January 31,
	2005	2005
Assets
Current assets:
Cash and cash equivalents	$30,673	$93,561
Marketable securities	20,564	26,052
Accounts receivable, net	25,611	25,047
Inventories	19,385	19,458
Prepaid expenses and other current assets	10,833	9,750

Total current assets	107,066	173,868

Property and equipment, net	26,450	15,814
Marketable securities	16,788	14,299
Investments in affiliates	19,880	4,661
Intangibles, net	15,790	480
Goodwill	13,157	1,882
Other assets	5,349	1,301

	$204,480	$212,305

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$24,902	$23,009
Current portion of line of credit and obligations under capital leases	—	209
Customer deposits	2,837	165
Deferred revenue	18,381	21,342
Income taxes payable	2,076	2,575

Total current liabilities	48,196	47,300

Long-term debt and other long-term liabilities	318	—

Common stock and other equity	175,606	174,737
Accumulated deficit	(19,191)	(9,455)
Accumulated other comprehensive loss	(449)	(277)

Total stockholders’ equity	155,966	165,005

	$204,480	$212,305

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SeaChange International, Inc.

Reconciliation between Condensed Consolidated Statements of Operations and Earnings before Interest, Taxes, Depreciation and Amortization

(EBITDA)

(In thousands)

	Three months ended
	October 31,	October 31,
	2005	2004
Net income (loss)	$(2,108)	$5,549
Income tax benefit	(1,150)	(113)
Interest (income) expense, net	(461)	371
Equity (income) loss in the earnings of affiliates	95	(110)
Depreciation and amortization	2,576	1,410

EBITDA	$(1,048)	$7,107

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